ServiceSource Reports Second Quarter 2017 Financial Results
Solid Performance Against Guidance
Strong Traction with Inside Sales
Reaffirms Full Year Guidance

DENVER, August 7, 2017 - ServiceSource® (Nasdaq: SREV), a global leader in outsourced customer success and revenue growth solutions, today announced financial results for the second quarter ended June 30, 2017.

“In Q2, ServiceSource delivered a solid quarter with improved execution throughout the business,” said Christopher M. Carrington, CEO of ServiceSource. “On the financial front, all key metrics were in or above our guidance. Operationally, our teams around the world performed well, delivering improved and more consistent results across our client base. And on the sales side, we had an impressive quarter, winning four new logos and seeing strong market uptake of our emerging capabilities and solutions around inside sales and customer success.”

GAAP revenue was $58.3 million in the second quarter, representing a 6.0% decrease from the $62.0 million delivered in the same period in the prior year.

For the second quarter of fiscal year 2017, GAAP net loss in the quarter was $13.1 million, or $0.15 per share, compared with GAAP net loss of $5.2 million, or $0.06 per share, for the same period last year. Non-GAAP net income in the quarter was $1.5 million compared with Non-GAAP net income of $1.1 million for the same period last year. Non-GAAP net income was $0.02 per basic and diluted share, compared with non-GAAP net income of $0.01 per basic and diluted share for the same period last year. Adjusted EBITDA was income of $4.7 million, compared with income of $2.9 million for the same period last year.

A reconciliation of GAAP to non-GAAP financial measures has been provided following the financial statement tables included in this press release.

For the third quarter of fiscal 2017, ServiceSource is providing the following guidance:

•	Revenue of $55 million to $58 million

•	GAAP gross margin of 27.9% to 31.3%; non-GAAP gross margin of 33.5% to 36.5%

•	GAAP operating expenses of $22 million to $23 million; non-GAAP operating expenses of $18 million to $19 million

•	GAAP net loss of $8.4 million to $10.4 million; non-GAAP net income of breakeven to a profit of $2 million

For the fiscal 2017, ServiceSource is reaffirming its guidance:

•	Revenue of $238 million to $243 million

•	GAAP gross margin of 30% to 33%; non-GAAP gross margin of 36.5% to 38.5%

•	GAAP operating expenses of $92 million to $96 million; non-GAAP operating expenses of $80 million to $84 million

•	GAAP net loss of $35.2 million to $38.2 million; non-GAAP net income of $5 million to $7 million

•	Adjusted EBITDA of $15 to $18 million

Please see the second quarter presentation on the Events and Presentations section of the Investor Relations web site (http://ir.servicesource.com/events) for a reconciliation between GAAP and non-GAAP measures in our guidance.

Quarterly Conference Call
ServiceSource will discuss its second quarter 2017 results and financial guidance today via teleconference at 1:30 p.m. Pacific Time. To access the call within the U.S., please dial (877) 293-5486, or outside the U.S. (914) 495-8592, at least five minutes prior to the start time. Conference ID number: 51270070. In addition, a live webcast of the call will also be available on the Investor Relations section of the ServiceSource web site under Events & Presentations. A replay of the webcast will also be available on the Company's website at
http://ir.servicesource.com.

Forward-Looking Statements
This press release contains forward-looking statements, including statements regarding our expectations for financial and operational performance, whether our go-forward model will produce anticipated benefits, and whether our improved execution and emerging capabilities will translate into desired results. These forward-looking statements are based on our current assumptions and beliefs, and involve risks and uncertainties that could cause our results to differ materially from our forward-looking statements. Those risks and uncertainties include: a decline in client renewals, the loss of one or more of our key clients or the contraction in our revenue from one or more of our key clients, in each case resulting in churn, or our clients not expanding their relationships with us; the risk of problems implementing our technologies or that our technologies will not meet customer expectations; that the market for our solution is underdeveloped and may not grow; errors in estimates as to the renewal rate improvements and/or service revenue we can generate for our customers; changes in market conditions that impact our ability to sell our solutions and/or generate service revenue on our customers' behalf; the possibility that our estimates of service revenue, opportunity under management, and other metrics may prove inaccurate; our ability to keep customer data and other confidential information secure; our ability to adapt our solution to changes in the market or new competition; problems encountered by our clients in their business that may cause them to cancel or reduce their business with us; our ability to achieve our expected benefits from international expansion; economic or other adverse events or conditions affecting the technology industry; our ability to protect our intellectual property rights; the risk of claims that our offerings infringe the intellectual property rights of others; and other risks and uncertainties described more fully in our periodic reports filed with the Securities and Exchange Commission, which can be obtained online at the Commission's website at http://www.sec.gov. All forward-looking statements in this press release are based on information currently available to us, and except as may be legally required we assume no obligation to update these forward-looking statements.

About ServiceSource
ServiceSource (NASDAQ: SREV) is a global leader in providing outsourced, performance-based revenue growth and customer success outcomes. ServiceSource’s Revenue-as-a-Service platform is designed to measurably accelerate customer ROI by helping companies to more efficiently and effectively find, convert, grow and retain their B2B customer relationships. Trusted by more than 65 global market leaders in the cloud/XaaS, software, technology hardware, healthcare & life sciences and industrial sectors, ServiceSource sells, manages or renews $9+ billion of revenue annually on behalf of its clients. By leveraging a robust technology suite, predictive data models and more than 3,000 revenue delivery professionals, only ServiceSource brings to market over 15 years of expertise and the ability to drive recurring revenue growth in 35 languages to more than 170 countries. To learn more, visit http://www.servicesource.com.

Connect with ServiceSource:
http://www.facebook.com/ServiceSource
http://twitter.com/servicesource
http://www.linkedin.com/company/servicesource
http://www.youtube.com/user/ServiceSourceMKTG

ServiceSource International, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2017	2016	2017	2016
Net revenue	$58,262	$61,969	$114,970	$121,719
Cost of revenue (1)	39,517	40,344	80,926	81,778
Gross profit	18,745	21,625	34,044	39,941
Operating expenses:
Sales and marketing (1)	8,620	11,326	16,960	21,779
Research and development (1)	1,243	2,016	3,485	4,180
General and administrative (1)	13,505	11,552	27,486	23,595
Restructuring and other	5,715	—	5,715	—
Total operating expenses	29,083	24,894	53,646	49,554
Loss from operations	(10,338)	(3,269)	(19,602)	(9,613)
Interest expense and other, net	(2,646)	(1,700)	(4,717)	(3,209)
Loss before income taxes	(12,984)	(4,969)	(24,319)	(12,822)
Income tax provision	117	249	406	1,537
Net loss	$(13,101)	$(5,218)	$(24,725)	$(14,359)
Net loss per share, basic and diluted	$(0.15)	$(0.06)	$(0.28)	$(0.17)
Weighted average common shares outstanding, basic and diluted	88,813	85,413	88,600	85,747

(1) Includes stock-based compensation expense as follows:
	Three Months Ended		Six Months Ended
	June 30		June 30
	2017	2016	2017	2016
Cost of revenue	$294	$379	$584	$847
Sales and marketing	970	726	1,852	1,588
Research and development	(35)	144	65	341
General and administrative	2,466	1,087	4,411	2,419
Total stock-based compensation	$3,695	$2,336	$6,912	$5,195

ServiceSource International, Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	June 30,	December 31,
	2017	2016
Assets
Current assets:
Cash and cash equivalents	$39,664	$47,692
Short-term investments	139,472	137,881
Accounts receivable, net	52,534	63,289
Prepaid expenses and other	7,864	7,607
Total current assets	239,534	256,469
Property and equipment, net	36,688	38,180
Deferred income taxes, net of current portion	69	64
Goodwill and intangibles, net	7,176	7,932
Other assets, net	3,386	3,445
Total assets	$286,853	$306,090

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,109	$1,916
Accrued taxes	738	1,388
Accrued compensation and benefits	17,143	21,579
Deferred revenue	3,033	4,152
Accrued expenses	5,895	5,891
Other current liabilities	2,304	2,958
Total current liabilities	30,222	37,884
Convertible notes, net	139,333	134,775
Other long-term liabilities	7,033	6,495
Total liabilities	176,588	179,154
Stockholders’ equity:
Common stock	8	8
Treasury stock	(441)	(441)
Additional paid-in capital	351,971	344,521
Accumulated deficit	(241,086)	(216,361)
Accumulated other comprehensive income	(187)	(791)
Total stockholders’ equity	110,265	126,936
Total liabilities and stockholders’ equity	$286,853	$306,090

ServiceSource International, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)
	Six Months Ended
	June 30,
	2017	2016
Cash flows from operating activities
Net loss	$(24,725)	$(14,359)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	10,801	7,564
Amortization of debt discount and issuance costs	4,557	4,247
Accretion of premium on short-term investments	(114)	554
Deferred income taxes	148	855
Stock-based compensation	6,912	5,195
Restructuring and other	2,901	—
Changes in operating assets and liabilities:
Accounts receivable, net	12,239	2,287
Deferred revenue	(1,119)	(303)
Prepaid expenses and other	(37)	303
Accounts payable	(825)	766
Accrued taxes	(664)	(231)
Accrued compensation and benefits	(5,164)	317
Accrued expenses	(1,508)	1,031
Other liabilities	(364)	336
Net cash provided by operating activities	3,038	8,562
Cash flows from investing activities
Acquisition of property and equipment	(9,080)	(14,316)
Purchases of short-term investments	(37,806)	(55,133)
Sales of short-term investments	33,457	53,361
Maturities of short-term investments	3,025	350
Net cash used in investing activities	(10,404)	(15,738)
Cash flows from financing activities
Repayment on capital lease obligations	(34)	(103)
Repurchase of common stock	—	(8,921)
Proceeds from common stock issuances	616	739
Minimum tax withholding requirement	(322)	(242)
Net cash provided by (used in) financing activities	260	(8,527)
Net decrease in cash and cash equivalents	(7,106)	(15,703)
Effect of exchange rate changes on cash and cash equivalents	(922)	(1,335)
Cash and cash equivalents at beginning of period	47,692	72,334
Cash and cash equivalents at end of period	$39,664	$55,296

Use of Non-GAAP Financial Measures

To supplement its financial statements presented in accordance with generally accepted accounting principles, or GAAP, ServiceSource also provides investors with non-GAAP gross profit, net income, net income per share and Adjusted EBITDA. A reconciliation of these non-GAAP financial measures to the closest GAAP financial measure is presented in the financial tables below under the heading, "GAAP to Non-GAAP Reconciliation."

ServiceSource believes that the non-GAAP financial information provided in this release can assist investors in understanding and assessing its on-going core operations and prospects for the future and provides an additional tool for investors to use in comparing ServiceSource's financial results with other companies in the industry, many of which present similar non-GAAP financial measures to investors.

Non-GAAP revenue is defined as net revenue plus revenue not recognized in the period due to the impact of purchase accounting rules related to deferred revenue acquired.

Non-GAAP gross profit consists of gross profit plus adjustments to stock-based compensation, amortization of purchased intangible assets and amortization of internally-developed software.

Non-GAAP net income (loss) consists of net loss plus stock-based compensation, amortization of purchased intangible assets, amortization of internally-developed software, restructuring related costs, non-cash interest expense and applying an income tax rate of 40% on non-GAAP adjustments as well as the impact of normalizing the effective income tax rate. Stock-based compensation expense is expected to vary depending on the number of new grants issued, changes in the company's stock price, stock market volatility, expected option lives and risk-free rates of return, all of which are difficult to estimate.

EBITDA consists of net loss plus depreciation and amortization, interest expense, other expenses, net, and income tax expense. Adjusted EBITDA consists of EBITDA plus non-cash stock-based compensation expense and restructuring related costs. ServiceSource uses Adjusted EBITDA as a measure of operating performance because it assists the company in comparing performance on a consistent basis, as it removes from the operating results the impact of the company's capital structure.

These non-GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with generally accepted accounting principles in the United States.

ServiceSource International, Inc.
GAAP To Non-GAAP Reconciliation
(Dollars in thousands, except per share amounts)
(unaudited)
		Three Months Ended		Six Months Ended
		June 30		June 30
		2017	2016	2017	2016
Net Revenue
GAAP net revenue		$58,262	$61,969	$114,970	$121,719
Non-GAAP net revenue		$58,262	$61,969	$114,970	$121,719

Gross Profit
GAAP gross profit		$18,745	$21,625	$34,044	$39,941
Non-GAAP adjustments:
Stock-based compensation	(A)	294	379	584	847
Amortization of internally-developed software	(B)	2,986	1,597	5,483	3,173
Amortization of purchased intangible assets	(C)	247	247	494	494
Non-GAAP gross profit		$22,272	$23,848	$40,605	$44,455

Gross Profit %
GAAP gross profit		32%	35%	30%	33%
Non-GAAP adjustments:
Stock-based compensation	(A)	1%	1%	1%	1%
Amortization of internally-developed software	(B)	5%	3%	5%	3%
Amortization of purchased intangible assets	(C)	—%	—%	—%	—%
Non-GAAP gross profit		38%	38%	35%	37%
Certain totals do not add due to rounding
Operating Expenses
GAAP operating expenses		$29,083	$24,894	$53,646	$49,554
Stock-based compensation	(A)	(3,401)	(1,958)	(6,328)	(4,348)
Amortization of internally-developed software	(B)	(378)	(143)	(676)	(255)
Amortization of purchased intangible assets	(C)	(131)	(131)	(263)	(263)
Restructuring and other	(D)	(5,715)	—	(5,715)
Non-GAAP operating expenses		$19,458	$22,662	$40,664	$44,688

Net loss
GAAP net loss		$(13,101)	$(5,218)	$(24,725)	$(14,359)
Non-GAAP adjustments:
Stock-based compensation	(A)	3,695	2,336	6,912	5,195
Amortization of internally-developed software	(B)	3,363	1,741	6,159	3,428
Amortization of purchased intangible assets	(C)	378	378	756	756
Restructuring and other	(D)	5,715	—	5,715	—
Non-cash interest expense	(E)	2,316	2,144	4,557	4,247
Income tax effect on non-GAAP adjustments and impact of normalizing the effective income tax rate	(F)	(876)	(295)	494	1,323
Non-GAAP net income (loss)		$1,490	$1,086	$(132)	$590

Diluted Net Loss Per Share
GAAP net loss per share		$(0.15)	$(0.06)	$(0.28)	$(0.17)
Non-GAAP adjustments:
Stock-based compensation	(A)	0.04	0.03	0.08	0.06
Amortization of internally-developed software	(B)	0.04	0.02	0.07	0.04
Amortization of purchased intangible assets	(C)	—	—	0.01	0.01
Restructuring and other	(D)	0.06	—	0.06	—
Non-cash interest expense	(E)	0.03	0.03	0.05	0.05
Income tax effect on non-GAAP adjustments and impact of normalizing the effective income tax rate	(F)	(0.01)	—	0.01	0.02
Non-GAAP diluted net income (loss) per share		$0.02	$0.01	$—	$0.01
Certain totals do not add due to rounding
Shares used in calculating diluted net income (loss) per share on a non-GAAP basis		88,813	85,413	88,600	85,747

Footnotes to GAAP to Non-GAAP Reconciliation
(A) Stock-based compensation. Included in our GAAP presentation of cost of revenue and operating expenses, stock-based compensation consists of expenses for stock options and awards and purchase rights under our stock purchase plan. We exclude stock-based compensation expense from our non-GAAP measures because some investors may view it as not reflective of our core operating performance as it is a non-cash expense.
(B) Amortization of internally-developed software. Included in our GAAP presentation of cost of revenue and operating expenses, amortization of internally-developed software reflects non-cash expense for certain software purchases and software developed or obtained for internal use. We exclude these expenses from our non-GAAP measures because we believe they are not indicative of our core operating performance.
(C) Amortization of purchased intangibles. Included in our GAAP presentation of gross margin and operating expenses is amortization of purchased intangible assets. We believe amortization of acquisition-related intangible assets, such as the amortization of the cost associated with an acquired company’s research and development efforts, trade names and customer relationships, are items arising from pre-acquisition activities and therefore are properly determined at the time of an acquisition. Although these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangibles is a static expense, one that is not typically affected by operations during any particular period.
(D) Restructuring and other. Included in our GAAP presentation, we incurred expenses related to our restructuring effort to better align our cost structure with current revenue levels. Restructuring and other expenses consist primarily of employees' severance payments, related employee benefits, related legal fees, asset impairment charges and charges related to leases and other contract termination costs. These are one-time in nature costs that are not indicative of our core operating performance.

(E) Non-cash interest expense. Under GAAP, we are required to separately account for liability (debt) and equity (conversion option) components of the $150 million convertible senior notes that were issued in August 2013. Accordingly, for GAAP purposes we are required to recognize effective interest expense on our convertible senior notes which includes interest cost related to the amortization of debt issuance costs and the contractual 1.5% interest rate of the note. The difference between the effective interest expense and the contractual interest expense is excluded from our assessment of our operating performance because we believe that this non-cash expense is not indicative of ongoing operating performance. We believe that the exclusion of the non-cash interest expense provides investors a view of our core operating performance.

(F) Income tax effect on non-GAAP adjustments as well as the impact of normalizing the effective income tax rate. This adjusts (i) the provision for income taxes to reflect the effect of the non-GAAP items A, B, C, D and E noted above on our non-GAAP net loss; (ii) the income tax rate to a normalized effective tax rate of 40%; and (iii) non-GAAP earnings per share based on a fully-diluted share count.

ServiceSource International, Inc.
Reconciliation of Net Loss to Adjusted EBITDA
(In thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2017	2016	2017	2016
Net loss	$(13,101)	$(5,218)	$(24,725)	$(14,359)
Income tax provision	117	249	406	1,537
Interest expense and other, net	2,646	1,700	4,717	3,209
Depreciation and amortization	5,669	3,827	10,775	7,564
EBITDA	(4,669)	558	(8,827)	(2,049)
Stock-based compensation	3,695	2,336	6,912	5,195
Restructuring and other	5,715	—	5,715	—
Adjusted EBITDA	$4,741	$2,894	$3,800	$3,146

Investor Relations Contact for ServiceSource:
Erik Bylin
ServiceSource International, Inc.
ebylin@servicesource.com